UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 28, 2024

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2525 E. 29th Ave. Ste. 10B-160

Spokane, Washington 99223

(Address of principal executive offices, including zip code)

(208) 697-1641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Goldrich Mining Company (the “Company”) is pleased to announce it has engaged Castle Placement, LLC to complete a comprehensive Financing Package to raise aggregate gross proceeds of up to $20 million. The financing packaging is expected to include a $10 million public offering consisting of up to 200 million common shares of the Company at a price of $0.05 per share as well as $10 million in forward gold sales at a fixed price of $1,200 per ounce. The Company intends to use net proceeds from the financing package to restart mining operations at its Little Squaw Creek placer mine in Alaska.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, October 28, 2024*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: October 30, 2024	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer